EXHIBIT 8.1


                                                                   ALLEN & OVERY

                                                               ALLEN & OVERY LLP
                                                     1221 Avenue of the Americas
                                                    New York, New York 10020 USA

                                                           Tel:  +1 212 610 6300
                                                           Fax:  +1 212 610 6399

                                                              www.allenovery.com

                                                                   July 14, 2004

Permanent Financing (No. 5) PLC
B1ackwell House
Guildhall Yard
London EC2V 5AE
United Kingdom


RE:   PERMANENT FINANCING (NO. 5) PLC
      REGISTRATION STATEMENT ON FORM S-11

Ladies and Gentlemen:

      We have acted as United States tax counsel to Permanent Financing (No. 5) PLC, a public limited company incorporated under the laws of England and Wales (the ISSUER), in connection with the preparation of the registration statement on Form S-11 (the REGISTRATION STATEMENT) to be filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the ACT), on July 14, 2004, as amended on the date hereof, of which the prospectus (the PROSPECTUS) forms a part. The Registration Statement and Prospectus relate to the Issuer's issuance of the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes (the US NOTES).

      As United States tax counsel, we have advised the Issuer with respect to certain United States tax consequences of the proposed issuance of the US Notes. This advice is summarized under the headings "Summary of prospectus - United States tax status" and "United States federal income taxation" (collectively, the DISCUSSIONS) in the prospectus relating to the US Notes which is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                Very truly yours,

                              /s/ Allen & Overy LLP

                                  ALLEN & OVERY LLP


Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Law Society of England and Wales. Allen & Overy LLP is a multi-jurisdictional law firm with lawyers admitted to practise in a variety of jurisdictions. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One New Change, London EC4M 9QQ and at the above address. Any reference to a partner in relation to Allen & Overy LLP means a member, consultant or employee of Allen & Overy LLP.

Allen &  Overy  LLP or an  affiliated  undertaking  has an  office  in each  of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin, Warsaw